SOFTWARE LICENSE AGREEMENT

This Software License Agreement (“Agreement”) is entered into this 21st day of August, 2002 (the “Effective Date”) by and between Smarte Solutions, Inc. (“Smarte”) with its principal place of business at 611 S. Congress Ave., Ste. 350, Austin, TX  78704 and Bit-Arts Limited (“Licensor”) with its principal place of business at 3rd floor 15 Middlepavement Nottingham England NG1 7DX.  The parties hereto agree as follows

1.

DEFINITIONS.

(a)

“Software” means a software product including all updates, upgrades, fixes, workarounds and the like, owned or licensed by Licensor and set forth in Appendix A (and any replacement products), together with the accompanying documentation.

(b)

“Bundled Product” means the Software bundled, embedded, incorporated or otherwise included with or as Smarte’s products, as more specifically described in Section 4(b).

(c)

“Custom Development” means custom software development services provided by Licensor at the request, and pursuant to the instructions and specifications of, Smarte.  Custom Development may be performed for Smarte, or for a customer of Smarte.

(d)

“Gross Revenue” means all amounts actually received by Smarte: as a result of (i) the distribution of the Bundled Product, or (where the Software is distributed on a standalone basis) as a result of the distribution of the Software, by Smarte or any sub-distributor appointed by Smarte, or (ii) Custom Development or Professional Services provided to an End User in respect of any Bundled Product or (where the Software is distributed on a standalone basis) in respect of the Software; less all amounts for refunds, returns, commissions, royalties or other fees paid to suppliers, chargebacks, write-offs, taxes, shipping, insurance and the like.

(e)

“Professional Services” means services provided by Smarte to an End User in respect of the Software.

(f)

“Support Services” means the maintenance and support services provided by Licensor as described in Section 3(d) and Appendix B.

(g)

“Field of Use” means any and all distribution of the Software (whether standalone or as the Bundled Product) with incorporation of Bit-Arts technologies into Smarte branded software systems sold into the wireline enterprise market on computers using DOS, Windows, Unix, Linux, Java or Apple operating systems.

(h)

Terms defined in Appendix B bear the meaning set out there.

2.

LICENSE.  Subject to all the provisions of this Agreement, Licensor grants to Smarte a:

(a)

Worldwide, exclusive (subject to Section 2(e)), license to market, and distribute the Software in the Field of Use, either on a standalone basis or as the Bundled Product, under Smarte’s trademarks or tradenames, directly or indirectly to end-user customers (“End Users”) in object code only and to make copies of the Software for purposes of such distribution.  Smarte will only distribute the latest Software version supplied to Smarte by Licensor hereunder. For the avoidance of doubt the exclusive rights granted to Smarte under this Agreement only include distribution and marketing of the Software in the Field of Use either on a stand alone basis when this is as part of a Smarte branded product/system, or as part of the Bundled Product.  For further avoidance of doubt distribution of the Software under any other circumstances (with the total exclusion of the Titan product which is reserved to Licensor and its distributors) falls outside the Field of Use.

(b)

Worldwide, non-exclusive license to market, and distribute the Software outside of the Field of Use, either on a standalone basis or as the Bundled Product, under Smarte’s trademarks or tradenames, directly or indirectly to end-user customers (“End Users”) in object code only and to make copies of the Software for purposes of such distribution.  Smarte will only distribute the latest Software version supplied to Smarte by Licensor hereunder.

(c)

Worldwide, non-exclusive license to modify and revise the Software and documentation solely for the purpose of integrating the Software with products owned or licensed by Smarte as far as this is necessary to create the Bundled Product.  Where any source code in the Software is required for such modification or revision, such work will be carried out by Licensor as contemplated by Section 3(a).

(d)

Worldwide, non-exclusive license to use and display the Software (whether standalone or as the Bundled Product) for the purpose of testing, demonstrating to or training employees, contractors, prospective sub-distributors or End Users.

(e)

The licences granted at Sections 2(a) to 2(d) above do not include marketing, distribution, use, display, modification or revision of the Software in relation to any wireless products for J2ME mobile devices using Encryptogen for Java (ME) or system or operating system where the wireless device is a mobile device that works on the 2 1/5 through 3G mobile phone network.

(f)

The license granted in Section 2(a) grants to Smarte the exclusive right to market and distribute the Software anywhere in the world for use by End Users in the Field of Use.  In order to avoid market conflict in the Field of Use, Licensor will discontinue, and will not pursue any, direct or indirect, marketing, distribution, licensing or sales efforts with respect to the Software in the Field of Use, but may continue, or to initiate, any marketing and distribution efforts it desires in other fields of use (e.g., 3G wireless).  The rights granted to Smarte under this Agreement do not apply to Licensor’s product known as "Titan" (a virus detection program) and Licensor may sell this product or appoint distributors for it.  The provisions of this Section will not apply to the agreement between Licensor and Xial Limited (Xial Limited - Number 04353034, registered office 3 Firs Close Whitchurch Aylesbury Buckinghamshire HP22 4LH (“Xial”)) for distribution of Titan or to any replacement for such agreement with Xial.  Where the agreement with Xial is terminated, Licensor may appoint an alternative distributor to replace Xial as a distributor of Titan (and again this will not be in breach of this Section), but will offer Smarte a right of first refusal for such position provided that if Smarte and the Licensor have not reached agreement within 60 days from the date of notification, Licensor will be free to approach and contract with third parties. However, Licensor agrees that it will not otherwise market and/or deliver the Titan product to the market in a competitive manner with the Software or any Bundled Product and any agreement Licensor executes with a third party relating to distribution of the Titan software for use on stand-alone equipment will be drafted in such a manner as to not be in breach of this provision.  At any time after the first nine (9) months following the date the Bundled Product is completed in accordance with Section 4(b), Licensor may provide ninety (90) days’ written notice to Smarte that Licensor desires the exclusive licensed granted in Section 2(a) to be revised to a non-exclusive license.  Automatically upon completion of such 90-day notice period, the license granted in Section 2(a) shall become non-exclusive.  Notwithstanding anything else in this Agreement the rights granted to Smarte in respect of the Software do not include a right for Smarte to license the Licensor's Titan software product as a stand-alone product and Smarte will not market or distribute the Software as a product whose sole function is as a stand alone, software product that provides protection from virus, cracking or hacking to personal computers, laptops or similar equipment, which enables end-users to protect their computer’s contents (as opposed to a product that protects these functions as well as other functions including, without limitation, protects software products during delivery and/or in use).

(g)

Title and ownership rights to the Software including any modified or revised version created pursuant to Section 2(b) above will remain exclusively with Licensor, but for the avoidance of doubt, ownership rights in any products bundled, embedded, incorporated or otherwise included with the Software by Smarte to create the Bundled Product will remain with Smarte.

(h)

Smarte shall use commercially reasonable efforts to market and distribute the Software in the Field of Use.

(i)

Smarte will not use or deal with the Software except as contemplated by this Agreement.

(j)

Smarte may appoint sub-distributors for the marketing and distribution of the Software as contemplated by this Agreement.  Where it appoints sub-distributors, Smarte will be primarily liable for the acts or omissions of any sub-distributor that it appoints as if those actions or omissions of the sub-distributor were the actions or omissions of Smarte under this Agreement.  If Smarte has an ownership stake in any such sub-distributor, Smarte shall obtain Licensor’s written consent, not to be unreasonably withheld or delayed, prior to making such appointment.

(k)

Smarte will notify Licensor promptly if it becomes aware of any unauthorized use of the whole or any part of the Software.

(l)

Smarte will use commercially reasonable efforts to ensure that any product with which the Software is bundled as part of a Bundled Product is of good quality

(m)

Smarte will offer maintenance services to all End-Users of the Software.

(n)

Smarte will charge End-Users for new Software Releases and for all distribution of the Software and for any Professional Services or Custom Development.

(o)

Unless it has prior written consent from Licensor, such consent not to be unreasonably withheld or delayed, Smarte will only distribute the Software to End-Users on terms materially the same as those set out at Appendix D.  Smarte will use commercially reasonable endeavours, to enforce such End-User terms and conditions in respect of the Software the method of such enforcement to be at the sole discretion of Smarte.

(p)

Smarte shall not, nor permit anyone else to, directly or indirectly: reverse engineer, disassemble, decompile or otherwise attempt to discover the source code or structure, sequence and organization of the Software (except where the foregoing is required by applicable local law, and then only to the extent so permitted).

3.

LICENSOR OBLIGATIONS.

(a)

Integration.  Licensor shall use good faith efforts to assist Smarte in integrating the Software with Smarte’s products to create the Bundled Product, including, without limitation, providing personnel, resource, materials and other items reasonably necessary to complete the Bundled Product in a timely manner.

(b)

Research and Development.  Licensor shall be responsible for ongoing research, development and feature upgrades of the Software.  Licensor shall perform such research and development and shall use reasonable commercial efforts to develop upgrades and new versions of the Software to seek to ensure that the Software keeps pace with technological and other advances and continues to address the needs of the market.  Licensor shall also be responsible for providing fixes for bugs, cracks or other problems related to the Software as contemplated by the Support Services.

(c)

Custom Development. Where agreed between the parties from time to time Licensor will provide Custom Development services in connection with the Software which will be paid for by Smarte at the rates set out in Appendix C, at Smarte’s reasonable request pursuant to written work descriptions.  Licensor will not unreasonably withhold its agreement to the provision of such services.

(d)

Support Services.  Licensor will provide Support Services, which will be paid for by Smarte at the rates set out in Appendix C, in accordance with Appendix B.  Licensor agrees to deliver beta code of all future versions and future products in beta form, as early as possible, in order for Smarte to test these for inclusion into its offerings.

(e)

Training. Within the first three (3) months of the Effective Date, at the times and locations reasonably requested by Smarte, Licensor shall make available to Smarte at least three (3) full days of training at no charge. Within thirty days of every new Software Release Licensor shall make available to Smarte at least one (1) full day of training at no charge.  This process will be mutually agreed on for new Software Releases at the time such new Software is delivered to Smarte.

(f)

Escrow.  Licensor shall deposit the source code of the Software into escrow in the United Kingdom promptly after execution of this Agreement and will diligently maintain the escrow account thereafter, ensuring that all upgrades, revisions and new versions of the Software, and new Software, are likewise deposited.  In the event an End User requests escrow of the Software in the United States, Licensor shall promptly comply with such request and deposit the source code of the Software in the United States.  Licensor agrees that source code, documentation, build and make files and knowledge of the development environment will be delivered to Smarte in the event that (i) a petition to commence bankruptcy or composition proceedings regarding Licensor’s assets, or its equivalent under UK or other applicable law, is filed by or against Licensor and such petition is not dismissed within ninety (90) days of filing, (ii) Licensor becomes insolvent, liquidates its assets, makes an assignment for the benefit of creditors or admits in writing of its inability to pay its debts as they come due, (iii) Licensor fails to, or is unable to, perform the Support Services and has not corrected the situation within 30 days of written notice from Smarte requiring it to do so, or (iv) Smarte terminates this Agreement in accordance with Section 8(c).  Smarte is granted the right to periodically inspect the physical status and condition escrow contents to ensure that Licensor has complied with this Section.  Following release from Escrow, Smarte is hereby granted a currently effective, license during the remainder of the Initial Term and/or any Renewal Term of this Agreement and thereafter as expressly contemplated by this Agreement to use the source code of the Software solely to perform all obligations of Licensor, and exercise all rights of Smarte, under this Agreement in the Field of Use following release from escrow.

4.

PRICE AND PAYMENT.

(a)

As full consideration for the license and other rights granted herein and services provided by Licensor, Smarte will pay to Licensor the following amounts:

(i)

A fee of <**> within 5 working days of the Effective Date and another <**> upon completion of the Bundled Product.

(ii)

For each copy of the Software (whether on a standalone basis or as part of a Bundled Product) distributed by Smarte or any sub-distributor, Licensor shall receive a royalty of the greater of (i) <**>, or (ii) <**> of the Gross Revenue received by Smarte from the applicable End User. For the avoidance of any doubt the royalty of <**> is payable on the Gross Revenue received by Smarte from the applicable End User for the purchase of a system incorporating the Software either as a stand alone product or as the Bundled Product. This royalty is paid on the total system. For further avoidance of doubt, and subject to Section 10(a) it should be noted that in the normal course of business Smarte may make other sales which do not incorporate in any manner whatsoever Licensor's technology and Licensor shall not receive any royalty on any such sale.

(iii)

Fees for Custom Development and Professional Services are as set forth on Appendix C.

(b)

The parties will work together towards completion of the Bundled Product as contemplated by this Agreement.  For the purposes of this Section 4(b) and Section 4(a) above, the Bundled Product will be that described in the specification attached as Appendix E hereto.  When the parties believe that the Bundled Product is completed, Smarte will conduct tests on the Bundled Product to determine whether it performs in accordance with the specification and will give Licensor an opportunity to attend such tests.  On successful completion of the tests the parties will promptly sign off on the Bundled Product as being completed and the second fee payable under Section 4(a)(i) will become payable.

(c)

All royalties and fees are to be paid in United States currency.  Where the underlying price in respect of which any royalty or fee is so payable is stated in a currency other than US dollars, it shall be converted into US dollars by reference to the average of the relevant daily buying and selling rates of CitiBank, New York for the currency in question over the quarter in question.  All sales and other taxes relating to transactions under this Agreement, including (without limitation) those levied by federal, state, municipal or other governmental authorities will be paid by Smarte, other than those (i) based on Licensor’s income, (ii) assessed from a governmental authority with whom Smarte has a valid reseller tax exemption certificate, or (iii) for which Licensor may obtain a credit or a refund.  Royalties and other payments to be made under this Agreement will be paid by Smarte without any set off, deduction or withholding except such amount (if any) of tax as Smarte is required to deduct or withhold by law.  If either party is required by law to make any tax deduction or withholding, it shall do all things in its power which may be necessary to enable or assist the other party to claim exemption therefrom under any double taxation or similar agreement from time to time in force and shall from time to time give the other party proper evidence as to the deduction or withholding and payment over of the tax deducted or withheld.

(d)

Smarte will provide Licensor with a written quarterly sales report, summarizing the applicable Software-related sales activities, revenue from these sales activities, professional services and all other amounts due to Licensor during the previous calendar quarter all copies of the Software (excluding those referred to at Section 4(e)(ii) below). All amounts due, as calculated in accordance with this Section 4 and based upon such quarterly sales report, are payable to Licensor upon Smarte’s submission of this report.  Smarte will provide a written quarterly sales report within 30 days following the end of each calendar quarter.

(e)

Notwithstanding anything to the contrary herein, Smarte will not be obligated to pay Licensor any fee: (i) for a copy of the Software until the Software (whether standalone or as the Bundled Product) is installed for or by the End User; or (ii) for any copy of the Software distributed as a replacement copy, used internally by Smarte, or used for development, testing, maintenance, support, training, marketing, or demonstration activities.

(f)

Where royalties payable by Smarte in any year of this Agreement do not exceed the minimum amounts payable as set out in Appendix C it will pay any shortfall with the 4th quarterly sales report for the year in question (or on termination of this Agreement if sooner).

(g)

Where any payment due under this Agreement is not made by the date on which it is due (except in the case of a genuine dispute) Licensor may charge interest at 3% above the base rate (or the highest rate permitted by law, if lower) from time to time of Lloyds TSB Bank plc both before and after judgment from the date on which such payment is due to the date on which the payment is made.  Where any genuine dispute is resolved in favor of Licensor then interest will be payable on such amounts as if they had not been disputed.

(h)

Smarte shall at the reasonable request of Licensor (but not more regularly than once in each year of this Agreement) allow an independent third party auditor engaged by Licensor but reasonably acceptable to Smarte, to inspect the records and books of account of Smarte at all reasonable times during normal business hours to the extent they relate to the Software, the Bundled Product, the services supplied by Smarte to End-Users in connection with them or the royalties payable to Licensor under this Agreement.  To the extent that such items relate to the calculation of royalties and other sums due and payable under this Agreement, copies may be made for the sole purpose of the audit enquiry, provided that such copies are returned to Smarte immediately upon conclusion of the applicable audit. Such audits shall be carried out at Licensor's expense, however if the audit proves that Smarte's accounting of royalties was deficient by more than (i) 10% of the money actually due, or (ii) $15,000, whichever is greater, the reasonable and actual cost of such audit (which cost shall not include any amounts associated with compensation to Licensor’s employees) shall be borne by Smarte.  The auditor shall sign a confidentiality undertaking directly with Smarte in a form reasonably acceptable to Smarte prior to undertaking any audit.

5.

WARRANTY.

(a)

Licensor warrants that, for a period of ninety (90) days from the date the Software (whether standalone or as the Bundled Product) is installed by the applicable End User, the Software will perform substantially in accordance with the applicable specifications, including but not limited to the documentation.  In the event Licensor breaches such warranty, in addition to all other remedies available at law or in equity,  Licensor shall (at its option) perform, at no additional charge to Smarte, services to substantially correct any nonconforming or defective Software or replace the nonconforming or defective Software with a conforming or non-defective copy.  The provisions of this Section 5(a) will apply to all sales of software to any End User except where Smarte gives no warranty to the End User or gives a warranty for a shorter period or with more limited remedies in which case the warranty given by Licensor under this Agreement in respect of that End User will be on the same basis (if any) as the warranty given by Smarte to the End User in question.

(b)

Licensor warrants that the services performed hereunder by Licensor will be performed in a good and workmanlike manner and by qualified personnel.

(c)

Licensor further warrants that (i) the Software, and its use and distribution, does not infringe any third party’s copyright, trade secret, trademark, patent right or other intellectual property or proprietary right, (ii) its performance under this Agreement is not or will not be inconsistent with any obligation Licensor may have to others, and, (iii) it has the full right to allow it to provide Smarte with the license and other rights provided for herein.

(d)

The warranties set out at Section 5(a) and 5(c) above do not apply to the extent any failure to comply with either of the warranties is the result of any modification or revision made by Smarte to the Software.

(e)

Licensor warrants that on delivery to Smarte the Software does not contain any Harmful Code. “Harmful Code” mean any program routine, device or other undisclosed feature, including without limitation, a virus, worm, trojan horse, malicious logic or trap door, that is designed to delete, disable, interfere with, perform unauthorized modifications to, or provide unauthorized access to the Software or the End User’s or Smarte’s respective hardware, data or programs.  Licensor agrees to notify Smarte immediately upon discovery of any Harmful Code that is, or is reasonably suspected to be present in, the Software. Licensor will take immediate action, at its expense, to identify and eradicate (or to equip End Users, Smarte and its sub-distributors to identify and eradicate) such Harmful Code and carry out any recovery necessary to remedy any impact of such Harmful Code.

(f)

THE WARRANTIES SET FORTH HEREIN ARE THE ONLY WARRANTIES GIVEN IN RESPECT OF THIS AGREEMENT AND ACCORDINGLY ALL TERMS, CONDITIONS, WARRANTIES, REPRESENTATIONS OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW.

6.

INFRINGEMENT INDEMNITY.

(a)

Licensor will defend at its expense any actual or threatened claim or suit brought against Smarte, its affiliates, sub-distributors and End Users alleging that the Software, and/or its use or distribution, infringes a patent, copyright, trade secret or other intellectual property right and will pay all costs and damages incurred with respect thereto.  Smarte shall give Licensor (1) prompt written notice of the claim; (2) reasonably requested information that Smarte possesses about the claim; (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the claim.  In the defense or settlement of the claim, Licensor may obtain for Smarte the right to continue using the Software or replace or modify the Software so that they become non-infringing.  This indemnity will not apply to the extent any such infringement is the result of any modification or revision made to the Software by Smarte or to the extent it arises from the use of the Software with any other software (including any software which forms part of a Bundled Product) unless Licensor contributed to such infringement in the performance of its responsibilities under Section 3(a).

(b)

Except to the extent Smarte is entitled to indemnification under Section 6(a), Smarte will defend at its expense any actual or threatened claim or suit brought against Licensor, its affiliates, sub-distributors and End Users alleging that any revision or modification made to the Software by Smarte or any software with which the Software is sold, and/or its use or distribution, infringes a patent, copyright, trade secret or other intellectual property right and will pay all costs and damages incurred with respect thereto.  Licensor shall give Smarte (1) prompt written notice of the claim; (2) reasonably requested information that Licensor possesses about the claim; (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the claim.

7.

CONFIDENTIALITY.  Smarte and Licensor each agree that the Proprietary Information of the other party is the confidential property of the other party and its licensors.  Except as expressly allowed herein, each party will hold in confidence and not use or disclose any Proprietary Information of the other party and shall similarly bind its employees in writing.  Each party acknowledges and agrees that due to the unique nature of the Proprietary Information of the other party, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the receiving party or third parties to unfairly compete with the delivering party resulting in irreparable harm to the delivering party, and therefore, that upon any such breach or any threat thereof, the delivering party shall be entitled to appropriate equitable relief (without the posting of any bond) in addition to whatever remedies it might have at law.  "Proprietary Information" means any information, technical data, or know-how relating to a party’s business, research, products, software, services, development, custom software services, inventions, processes, engineering, sales, marketing, techniques, pricing, internal procedures, business, and marketing plans and business opportunities.  Notwithstanding the foregoing, Proprietary Information does not include information, technical data or know-how that: (i) the receiving party can prove through written documentation was in its possession at the time of disclosure; (ii) becomes part of the public knowledge not as a result of any action or inaction of the receiving party; (iii) is disclosed to the receiving party by a third party not in violation of any obligation of confidentiality; or (iv) is independently developed by the receiving party without reference to any Proprietary Information, which can be proven through written documentation.

8.

TERM AND TERMINATION

(a)

Term.  Subject to the terms of this Section 8, this Agreement will continue for an initial term (“Initial Term”) of three (3) years from the Effective Date, and will automatically renew thereafter for additional one (1) year terms (each a “Renewal Term”) unless terminated in accordance with this Section (“Term”).

(b)

Termination by Either Party.  Licensor or Smarte may terminate this Agreement without cause at the end of the Initial Term, or any Renewal Term, by providing written notice to the other at least 180 days prior to the end of such Term.

(c)

Termination for Breach.  Notwithstanding the foregoing, either party may terminate this Agreement (a) upon thirty (30) calendar days written notice to the other party in the event that the other party is in material breach and fails to cure the breach during the notice period; or (b) immediately, if the other party becomes insolvent or seeks protection, voluntarily or involuntarily, under any bankruptcy law.  Termination will not affect (i) either party’s right to recover any money amounts, or require performance of any obligations, due at the time of termination, or (ii) any licenses granted to End Users.

(d)

Rights and Obligations upon Termination.  Upon termination or expiration of this Agreement,

(i)

Each party will promptly remit to the other all unpaid money due as of the effective date of such termination in accordance with the terms and conditions of this Agreement;

(ii)

For a period of two (2) years after expiration of the original Initial Term and/or any Renewal Term, Smarte may continue to use the Software to support Smarte’s sub-distributors and End Users who have licensed the Software (whether standalone or as the Bundled Product);

(iii)

Licensor will continue to provide Support Services as contemplated by section 5.6 of Appendix B, however where this Agreement is terminated by Licensor pursuant to Section 8(c) for Smarte’s failure to pay amounts owed hereunder Licensor may require Smarte to make payments on account prior to the provision of such services.

(iv)

If Licensor terminated this Agreement pursuant to Section 8(c) (except for Smarte’s failure to pay amounts owed hereunder or for Smarte’s violation of Licensor’s intellectual property rights), for a period of up to six (6) months from the date of such termination, Smarte may distribute the current version of the Software that exists as of the termination date to End Users or sub-distributors with whom Smarte has pre-existing agreements (and Smarte will make payment to Licensor for each copy of the Software distributed during this time period in accordance with Section 4 of this Agreement), or for which Smarte has already paid the applicable royalties to Licensor.

(v)

Smarte may distribute the current version of the Software that exists as of the termination date for

A.

a period of up to twelve (12) months from the date of termination if this Agreement is terminated by either party in accordance with Section 8(b); or

B.

a period equal to the remainder of the Initial Term or the Renewal term (as relevant) plus twelve (12) months if this Agreement is terminated by Smarte pursuant to Section 8(c);

to End Users or sub-distributors with whom Smarte has pre-existing agreements (and Smarte will make payment to Licensor for each copy of the Software distributed during this time period in accordance with Section 4 of this Agreement), or for which Smarte has already paid the applicable royalties to Licensor;

(i)

If the source code of the Software is released pursuant to Section 3(f), royalty payable to Licensor in respect of the distribution of the Software will be reduced to <**>of the Gross Revenue received by Smarte from the applicable End User.

(ii)

The relevant rights and obligations of the Parties under this Agreement will remain in force to the extent any distribution rights or support obligations continue following termination of this Agreement.

2.

WARRANTS.  Share warrants will be issued to Smarte by Licensor pursuant to a separate Share Warrant Instrument agreed between the parties signed at the same time as this Agreement.

3.

GENERAL

(a)

No Competitive Products.  During the period of time that the Section 2(a) license is exclusive, except pursuant to its relationship with XtreamLok Pty Ltd. created prior to the Effective Date, Smarte shall not acquire, develop, improve or market products that compete with the Software in existence as of the Effective Date provided by Licensor hereunder.

(b)

Governing Law and Legal Actions.  This Agreement shall be governed by and construed under the laws of the state of New York and the United states without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.  The sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and U.S. federal courts of the state of New York.  Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by New York state or U.S. federal law.  In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys’ fees.

(c)

Force Majeure. No party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and no party shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of such party.

(d)

Limitation of Liability.  EXCEPT WITH RESPECT TO SECTION 6, (i) IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY, LOSS OF REVENUES, LOSS OF PROFITS, LOSS OF REVENUES, LOSS OF GOODWILL, LOSS OF CONTRACTS, OR BUSINESS INTERRUPTION, ARISING FROM OR RELATED TO THIS AGREEMENT, AND (ii) IN NO EVENT WILL EITHER PARTY’S LIABILITY EXCEED THE AMOUNT PAID BY SMARTE UNDER THIS AGREEMENT.

(e)

Survival.  Provisions of this Agreement which, by their terms or their nature, should survive termination or expiration of this Agreement shall survive, including, without limitation, Sections 2(e), 3(g), 5, 6, 7, 8(d) and 10.

(f)

Relationship of Parties.  Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute Smarte and Licensor as partners, agents or joint venturers with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

(g)

Notices.  Notices under this Agreement shall be sufficient only if personally delivered, delivered by fax, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its address and fax number set forth herein or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received 5 days after posting. Notice by fax shall be deemed received at the time sent unless such time is not during a business day, in which case it shall be deemed received on the next business day.  Notice by rapid delivery courier services shall be deemed received on the next business day.

(h)

Assignment.  This Agreement may not be assigned by either party without the prior consent of the other party (and any attempt to do so will be void); however, either party may assign this Agreement to any entity that acquires substantially all of its stock, assets or business.  Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, each party’s heirs, successors and assigns.

(i)

Merger or Acquisition Notification.  In the event Licensor receives, or makes, an offer of merger or acquisition, Licensor shall notify Smarte of such offer no later than sixty (60) days from the effective date of closing of such merger or acquisition.

(j)

Further Assurances.  Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

(k)

Entire Agreement.  This Agreement and its attached exhibits supersedes all prior discussions and writings and constitutes the entire agreement between the parties with respect to the subject matter hereof.

(l)

Amendment and Waiver.  This Agreement may be amended, or any provision herein waived, only by a writing executed by both parties. A waiver of any term or condition in any one instance shall not be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach.  No modification of this Agreement shall be effected by either party’s use of any order form, purchase order, acknowledgement, license, shrink-wrap, boxtop, or clickwrap license, or other form containing additional or different terms.

(m)

Severability.  Any provision of this Agreement that is determined by a competent court or governmental agency to be prohibited or unenforceable in any jurisdiction will, as to such provision and jurisdiction only, be deemed limited or severed to the minimum extent of such prohibition and unenforceability and, subject to such limitation or severance, this Agreement will continue in effect in accordance with its terms and conditions.

(n)

Drafting and Construction. Both parties have fully considered the language, terms and provisions of this Agreement and expressly agree that ambiguities, if any, shall not be construed against the drafter, but shall be resolved in a fair manner without unequal prejudice to any of the parties hereto.

(o)

Counterparts.  This Agreement maybe signed in two counterparts which together shall form a single agreement as if both parties had executed the same document.  Facsimile signatures shall be deemed original signatures.

(p)

Third Party Beneficiaries.  The provisions of this Agreement are for the benefit only of the parties hereto, and, except as specifically provided herein, no third party (including creditors of any party) may seek to enforce, or benefit from, these provisions, or seek redress for any breach or other damage, alleged or proved, under this Agreement.

BIT-ARTS LIMITED By /s/ DANNY CHAPCHAL	SMARTE SOLUTIONS, INC. By /s/ MICHAEL SHAPIRO
Name Danny Chapchal	Name Michael Shapiro
Title CEO	Title CEO
Date August 22, 2002	Date August 21, 2002